UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Corbus Pharmaceuticals Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	46-4348039
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

100 River Ridge Road Norwood, MA	02062
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box  ☒

Securities Act registration statement file number to which this form relates: 333-198563

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered
Common Stock, $0.0001 par value per share

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the common stock, $0.0001 par value per share, of Corbus Pharmaceuticals Holdings, Inc., a Delaware corporation (the “Registrant”), to be registered hereunder is contained in the section entitled “Description of Securities” in the prospectus included in the Registrant’s Registration Statement on Form S-1, initially filed with the Securities and Exchange Commission (the “Commission”) on September 3, 2014 (Registration No. 333-198563), as amended from time to time thereafter (the “Registration Statement”), and is incorporated herein by reference. Any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits to this Registration Statement have been filed as exhibits to the Registrant’s Registration Statement on Form S-1 (File No. 333-198563) and are hereby incorporated herein by reference.

Exhibit Number	Description of Exhibit

4.1

Certificate of Incorporation of Corbus Pharmaceuticals Holdings, Inc. (incorporated herein by reference to Exhibit 3.1 of the Registration Statement on Form S-1 (File No. 333-198563) filed by the registrant on September 3, 2014).

4.2

Certificate of Amendment of the Certificate of Incorporation of Corbus Pharmaceuticals Holdings, Inc. (incorporated herein by reference to Exhibit 3.2 of the Registration Statement on Form S-1 (File No. 333-198563) filed by the registrant on September 3, 2014).

4.3

Bylaws of Corbus Pharmaceuticals Holdings, Inc. (incorporated herein by reference to Exhibit 3.3 of the Registration Statement on Form S-1 (File No. 333-198563) filed by the registrant on September 3, 2014).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Corbus Pharmaceuticals Holdings, Inc.

Date: November 25, 2014	By:	/s/ Yuval Cohen
	Name:	Yuval Cohen
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1

Certificate of Incorporation of Corbus Pharmaceuticals Holdings, Inc. (incorporated herein by reference to Exhibit 3.1 of the Registration Statement on Form S-1 (File No. 333-198563) filed by the registrant on September 3, 2014).

4.2

Certificate of Amendment of the Certificate of Incorporation of Corbus Pharmaceuticals Holdings, Inc. (incorporated herein by reference to Exhibit 3.2 of the Registration Statement on Form S-1 (File No. 333-198563) filed by the registrant on September 3, 2014).

4.3

Bylaws of Corbus Pharmaceuticals Holdings, Inc. (incorporated herein by reference to Exhibit 3.3 of the Registration Statement on Form S-1 (File No. 333-198563) filed by the registrant on September 3, 2014).